FOURTH AMENDMENT TO NOTE AGREEMENT

THIS FOURTH AMENDMENT, dated as of August 8, 2014 (this "Amendment"), to the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of May 25, 2012 (as amended or otherwise modified to date, the "Note Agreement"), is between Nu Skin  Enterprises, Inc., a Delaware corporation (the "Company"), on the one hand, and Prudential Investment Management, Inc. and each of the holders of Notes appearing on the signature pages hereto (collectively "Prudential"), on the other hand.
RECITALS
A.            Pursuant to the request of the Company, the Company and Prudential now desire to amend the Note Agreement in respects, but only in the respects, hereafter set forth.
B.            Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.
C.            All requirements of law have been fully complied with and all other acts and things necessary to make this Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
NOW THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in Section 3 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Prudential do hereby agree as follows:
Section 1                                        Amendment to Note Agreement.
1.1            Section 10.10 of the Note Agreement is hereby amended and restated, effective as of January 1, 2014, to read as follows:
10.10            Limitation on Restricted Payments.
The Company will not, and will not permit any Restricted Subsidiary to, at any time declare or make, or become required to declare or make, any Restricted Payment unless after giving effect thereto: (i) the aggregate amount of all Restricted Payments declared or made after June 30, 2012 does not exceed the sum of (a) $1000,000,000, plus (b) 100% of (x) the aggregate amount of Cash Flow from Operations for the period commencing the date of any proposed Restricted Payment minus (y) the aggregate amount of all Capital Expenditures during such period (the sum of the immediately preceding clauses (a) and (b) at any time being referred to as the "Cash Flow Allowance"), provided that (1) during the quarter ended March 31, 2014 the aggregate amount of all Restricted Payments declared or made after June 30, 2012 may exceed the applicable Cash Flow Allowance by up to $50,000,000, (2) during the quarter ended June 30, 2014 the aggregate amount of all Restricted Payments declared or made after June 30, 2012 may exceed the applicable Cash Flow Allowance by up to $110,000,000, and (3) during the quarter ended September 30, 2014 the aggregate amount of all Restricted Payments declared or made after June 30, 2012may exceed the applicable Cash Flow Allowance by up to $50,000,000; and (ii) no Default or event of Default exists or would exist after giving effect to such Restricted Payment.
Section 2                                        Representations and Warranties and Covenants of the Company.
2.1            To induce Prudential to execute and deliver this Amendment (which representations shall survive the execution and delivery of this Amendment), the Company represents and warrants to Prudential that:
(a)            this Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(b)            The Note Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(c)            the execution, delivery and performance by the Company of this Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court of any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c); and
(d)            as of hereof and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing.
2.2            The Company agrees that it shall promptly pay the reasonable fees and expenses of Vedder Price P.C., in connection with the negotiation, preparation, approval, execution and delivery of this Amendment.
Section 3                                        Conditions to Effectiveness of This Amendment.
This Amendment shall become effective as of the opening of business on the date hereof upon (a) the delivery to Prudential of executed counterparts of this Amendment, duly executed by the Company and the Required Holders, and (b) the delivery to Prudential of a fully executed and effective amendment to each Material Credit Facility (if any) which provides for amendments thereto which are substantially identical to those provided herein; provided, however, that no such amendment need be provided for any Material Credit Facility if similar language is already included in such other Material Credit Facility.

Section 4                                        Miscellaneous.
4.1            This Amendment may be executed in any number of counterparts, each counterpart constituting an original, but all together only one agreement. Delivery of executed counterparts of this Amendment by telefacsimile or other secure electronic format (pdf) shall be effective as an original.
4.2            The amendments, limited waiver and other modifications set forth in the Amendment shall be limited precisely as written and shall not be deemed to be (a) an amendment, consent or waiver of any other terms or conditions of the Note Agreement or any other document related to the Note Agreement, or (b) a consent to any future amendment, consent or waiver.  Except as expressly set forth in this letter, the Note Agreement and other Transaction Documents shall continue in full force and effect.
4.3            This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

[Signature pages follow.]

IN WITNES WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

NU SKIN ENTERPRISES, INC.
By:                          /s/Ritch N. Wood
Name                          Rich N. Wood
Its:                          Chief Financial Officer

PRUDENTIAL INVESTMENT MANAGEMENT, INC.
By:                          /s/David Levine
Its:                          Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:                          /s/David Levine
Its:                          Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

By:                          /s/David Levine
Its:                          Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:                          /s/David Levine
Its:                          Vice President

PRUCO LIFE INSURANCE COMPANY

By:                          /s/David Levine
Its:                          Vice President

MTL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P., as investment advisor

By:	Prudential Private Placement Investors, Inc., as its general partner

By:                          /s/David Levine
Its:                          Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan), as investment manager

By:	Prudential Investment Management, Inc., as sub-adviser

By:                          /s/David Levine
Its:                          Vice President